Exhibit (h)(2)

AMENDMENT NO. 1 TO ADMINISTRATION, BOOKKEEPING AND

PRICING SERVICES AGREEMENT

DATED MAY 2, 2016

BETWEEN

ALPS FUND SERVICES, INC.

AND

SALIENT MF TRUST

THIS AMENDMENT is made as of May 2, 2016 by and between ALPS Fund Services, Inc. (“ALPS”), Salient MF Trust (the “Trust”), Salient Adaptive Growth Offshore Fund Ltd. (the “Growth Fund”), and Salient Trend Offshore Fund Ltd. (the “Trend Fund,” together with the Growth Fund, the “Funds”).

WHEREAS, the Growth Fund and the Trend Fund are each an exempted company under the laws of the Cayman Islands and a wholly-owned subsidiary of the Salient Adaptive Growth Fund and the Salient Trend Fund, respectively, both series of the Trust; and

WHEREAS, ALPS and the Trust have entered into an Administration, Bookkeeping And Pricing Services Agreement (the “Agreement”) dated May 2, 2016; and

WHEREAS, on April 26, 2016, the Board of Trustees (the “Board”) of the Trust and the Boards of Trustees of the Funds approved ALPS to provide administration, bookkeeping and pricing services (the “Services”) to the Funds; and

WHEREAS, in light of the foregoing, ALPS, the Trust and the Funds wish to modify the Agreement to include the Funds as parties to the Agreement; and

WHEREAS, in light of the foregoing, ALPS, the Trust and the Funds wish to modify the Appendix A – List of Funds of the Agreement to reflect the addition of the Funds to the list of Funds for which Services are provided under the Agreement; and

WHEREAS, in light of the foregoing, ALPS, the Trust and the Funds wish to modify the Appendix B – Services of the Agreement to reflect the Services that will be provided to the Funds under the Agreement; and

WHEREAS, in light of the foregoing, ALPS, the Trust and the Funds wish to modify the Appendix C – Compensation of the Agreement to reflect the fees that will be paid by the Funds only for the Services that will be provided to the Funds under the Agreement; and

WHEREAS, in light of the foregoing, ALPS, the Trust and the Funds wish to add an Appendix D – Anti-Money Laundering (“AML”) Procedures to the Agreement to reflect that ALPS shall perform certain anti-money laundering procedures on behalf of Funds; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.

Parties to the Agreement. The undersigned below agree that the Salient Adaptive Growth Offshore Fund Ltd. and Salient Trend Offshore Fund Ltd. shall be parties to the Agreement by virtue of this Amendment No. 1 and as such shall be bound to the same terms and conditions as those of the Trust as written in the Agreement, as may be amended from time to time.

2.	Notices. All notices and other communications received or sent to the Funds in accordance with Section 20 of the Agreement shall be sent to the address of the Trust as listed under Section 20.

3.	Appendix A – List of Funds. Appendix A is replaced in its entirety with the attached Appendix A.

4.	Appendix B – Services. Appendix B is replaced in its entirety with the attached Appendix B.

5.	Appendix C – Compensation. Appendix C is replaced in its entirety with the attached Appendix C.

6.	Appendix D – Anti-Money Laundering (“AML”) Procedures. Appendix D is inserted in the Agreement with the attached Appendix D.

7.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

SALIENT MF TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Robert S. Naka	By:	/s/ Jeremy O. May
Name:	Robert S. Naka	Name:	Jeremy O. May
Title:	Vice President	Title:	President

SALIENT ADAPTIVE GROWTH OFFSHORE FUND LTD.		SALIENT TREND OFFSHORE FUND LTD.

By:	/s/ John Blaisdell	By:	/s/ John Blaisdell
Name:	John Blaisdell	Name:	John Blaisdell
Title:	CEO	Title:	CEO

2

APPENDIX A

LIST OF FUNDS

SALIENT MF TRUST

Salient Adaptive Growth Fund

Salient MLP & Energy Infrastructure Fund

Salient Tactical Plus Fund

Salient Trend Fund

CAYMAN ISLANDS SUBSIDIARIES

Salient Adaptive Growth Offshore Fund Ltd.

Salient Trend Offshore Fund Ltd.

A-1

APPENDIX B

SERVICES

I.	Fund Administration

◾	Prepare annual and semi-annual financial statements
o	Utilize templates for standard layout and printing
◾	Prepare and file regulatory filings, including Forms N-SAR, N-CSR, N-Q, 24f-2,
◾	Provide daily investment restriction compliance monitoring support and reporting
◾	Support, including onsite, for annual financial audits
◾	Calculate monthly SEC standardized total return performance figures
◾	Prepare required reports for quarterly Board meetings
◾	Monitor expense ratios
◾	Maintain budget vs. actual expenses
◾	Manage fund invoice approval and bill payment process
◾	Assist with placement of Fidelity Bond and E&O insurance
◾	Coordinate reporting to outside agencies including Morningstar, etc.

II.	Fund Accounting

◾	Calculate daily NAVs
◾	Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties
◾	Compute yields, expense ratios, portfolio turnover rates, etc.
◾	Reconcile cash and investment balances with the custodian
◾	Support preparation of financial statements
◾	Prepare and maintain required Fund Accounting records in accordance with the 1940 Act
◾	Obtain security valuations from appropriate sources consistent with the Fund’s pricing and valuation policies

III.	Legal

◾	Review and update Prospectus and Statement of Additional Information.
◾	Provide review of Semi-Annual report, Annual Report & Form NSAR.
◾	Coordinate Edgarization and filings of documents.
◾	Prepare materials for quarterly Board of Trustee meetings, including notices, agendas and resolutions for quarterly meetings and draft actions by written consent of the Trustees
◾	Coordinate the preparation, assembly and mailing of Board materials
◾	Attend quarterly and special Board meetings, make presentations at such meetings as appropriate, and draft minutes of such meetings
◾	Review agreements.
◾	Oversee Trust’s Code of Ethics reporting.
◾	Coordinate the printing and mailing process with outside printers for all shareholder publications
◾	Maintain the Trust’s corporate calendar to monitor compliance with various SEC filing and Board approved deadlines

B-1

IV.	Tax

◾	Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax*
◾	Calculate tax disclosure information (ROCSOP) for the audited financial statements
◾	Prepare and coordinate filing of income and excise tax returns*
◾	Monitor on a quarterly basis the Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended
◾	Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences**
◾	Calculate year-end tax characterization for distributions paid during the calendar year
◾	Provide Section 19(a) of the 1940 Act notice to shareholders support

*The Trust’s independent auditors provide review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. ALPS will not be responsible for preparing non-US tax forms and tax returns if required by a Fund that is organized as a Cayman Islands company. In the event the independent auditors require ALPS to perform a foreign capital gain analysis, ALPS reserves the right to charge the Trust on behalf of the applicable Fund for the foreign capital gain analysis, subject to agreement by ALPS and Trust management. ALPS also reserves the right to use the Gainskeeper straddle system in the event that a Fund uses derivatives that create tax straddles. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the applicable Fund.

**Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust and stapled security. The ultimate determination of the classification of securities will be the responsibility of Trust management or ALPS will use Ernst & Young LLP passive foreign investment company analyzer service, or similar entity, as an out-of-pocket fee.

B-2

APPENDIX C

ALPS FUND SERVICES, INC.

C-1

APPENDIX D

ANTI-MONEY LAUNDERING (“AML”) PROCEDURES

CAYMAN ISLANDS SUBSIDIARIES

ALPS shall perform certain anti-money laundering procedures as set forth below on behalf of each Fund:

A.   ALPS has adopted and implemented anti-money laundering policies, procedures and controls that are designed to comply with the anti-money laundering laws and regulations of the U.S. and/or Cayman Islands and ALPS is adhering and will continue to adhere to such policies, procedures and controls in all respects. ALPS will notify Fund or Fund Management if it is unable to adhere to such policies, procedures and controls in any way.

B.   ALPS shall use appropriate procedures to verify the identity of each Fund participant at the time of subscription, shall ensure that subscriptions are paid from the account of the beneficial owner and check that each investor is not a designated national or blocked person identified on the list maintained by U.S. Office of Foreign Assets Control (“OFAC List”).

C.   ALPS shall monitor, identify and report Fund participant transactions and shall report activities reasonably believed to be suspicious and that are required under applicable law to be reported, and provide other required reports, to the applicable governing bodies or regulatory agencies, consistent with applicable law.

D.   ALPS shall maintain all records or other documentation related to Fund participant accounts and transactions therein that are required to be prepared and maintained pursuant to applicable law, and make the same available for inspection by (i) the designated AML Compliance Officer of Fund, (ii) any auditor of Fund’s AML Policies or related procedures, policies or controls that have been designated by Fund in writing, or (iii) regulatory or law enforcement authorities.

E.   In accordance with the AML Policies, ALPS may freeze transactions or assets in Fund participant accounts and may create documentation to provide a basis for any applicable law enforcement authority to trace any illicit funds in any such Fund participant accounts.

F.   Fund and Fund Management will cooperate with ALPS and deliver information concerning prospective and current Fund participants as reasonably requested by ALPS for the purpose of complying with applicable law. ALPS will contact Fund participants directly to request any additional information as ALPS deems necessary to verify the identity of Fund participants in order to comply with applicable Cayman Islands or United States law.

D-1